Filed Pursuant to Rule 424(b)(2)

Registration Statement No. 333-284538

Pricing Supplement No. 24,560 dated May 27, 2026

(To WFS Product Supplement No. 9 dated January 20, 2026,

Underlier Supplement No. 48 dated March 24, 2026,

Prospectus Supplement dated February 14, 2025

and Prospectus dated February 14, 2025)

GS Finance Corp. Medium-Term Notes, Series F guaranteed by The Goldman Sachs Group, Inc. Equity Index and ETF Linked Securities

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the iShares® Expanded Tech-Software Sector ETF and the iShares® 20+ Year Treasury Bond ETF due November 30, 2029

■  Linked to the lowest performing of the Russell 2000® Index, the iShares® Expanded Tech-Software Sector ETF and the iShares® 20+ Year Treasury Bond ETF (each referred to as an “underlier”)

▪
The return on your securities is linked, in part, to the performances of the iShares® Expanded Tech-Software Sector ETF and the iShares® 20+ Year Treasury Bond ETF (each, a fund), and in each case not to that of the index on which such fund is based.

■  Unlike ordinary debt securities, the securities do not pay interest, do not repay a fixed amount of principal at maturity and are subject to potential automatic call upon the terms described below. Whether the securities are automatically called for a fixed call premium or, if not automatically called, the maturity payment amount, will depend, in each case, on the closing value of the lowest performing underlier on the relevant call date. The lowest performing underlier on any call date is the underlier that has the lowest closing value on that call date as a percentage of its starting value.

■ Automatic Call.  If the closing value of the lowest performing underlier on any call date is greater than or equal to its call threshold value, the securities will be automatically called for the face amount plus the call premium applicable to that call date. The call threshold value for each underlier is equal to 82.00% of its starting value. The call premium applicable to each call date will be a percentage of the face amount that increases for each call date based on a simple (non-compounding) return of 12.00% per annum. Please see “Terms of the Securities — Call Dates and Call Premiums” below for the call dates and call premiums.

■ Maturity Payment Amount. If the securities are not automatically called, you will receive a maturity payment amount that could be equal to or less than the face amount depending on the closing value of the lowest performing underlier on the final calculation day as follows:

▪ If the closing value of the lowest performing underlier on the final calculation day is less than its call threshold value, but greater than or equal to its downside threshold value, you will receive the face amount

▪ If the closing value of the lowest performing underlier on the final calculation day is less than its downside threshold value, you will receive less than the face amount and have 1-to-1 downside exposure to the decrease in the value of the lowest performing underlier

■  The downside threshold value for each underlier is equal to 70.00% of its starting value.

■  Investors may lose up to 100.00% of the face amount

■  Any positive return on the securities will be limited to the applicable call premium, even if the closing value of the lowest performing underlier on the applicable call date significantly exceeds its starting value. You will not participate in any appreciation of any underlier beyond the applicable fixed call premium

■  Your return on the securities will depend solely on the performance of the underlier that is the lowest performing underlier on each call date. You will not benefit in any way from the performance of the better performing underliers. Therefore, you will be adversely affected if any underlier performs poorly, even if the other underliers perform favorably.

■  All payments on the securities are subject to credit risk, and you will have no ability to pursue any fund or any securities included in any underlier for payment; if GS Finance Corp., as issuer, and The Goldman Sachs Group, Inc., as guarantor, default on their obligations, you could lose some or all of your investment

■  No periodic interest payments or dividends

■  No exchange listing; designed to be held to maturity

The estimated value of your securities at the time the terms of your securities are set on the pricing date is equal to approximately $953 per $1,000 face amount. For a discussion of the estimated value and the price at which Goldman Sachs & Co. LLC (“GS&Co.”) would initially buy or sell your securities, if it makes a market in the securities, see page PS-9.

The securities have more complex features than conventional debt securities and involve risks not associated with conventional debt securities. You should read the disclosure herein to better understand the terms and risks of your investment, including the credit risk of GS Finance Corp. and The Goldman Sachs Group, Inc. See page PS-10.

	Original Offering Price	Underwriting Discount(1)(2)	Proceeds to Issuer(1)
Per Security	$1,000.00	$25.75	$974.25
Total	$3,775,000	$97,206.25	$3,677,793.75

(1) See “Supplemental Plan of Distribution; Conflicts of Interest” on page PS-36.

(2) In addition to the 2.575%, GS&Co. may pay to selected securities dealers a fee of up to 0.30% of the face amount in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense. The securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Goldman Sachs & Co. LLC	Wells Fargo Securities

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the iShares® Expanded Tech-Software Sector ETF and the iShares® 20+ Year Treasury Bond ETF due November 30, 2029

Terms of the Securities

Company (Issuer):	GS Finance Corp.
Guarantor:	The Goldman Sachs Group, Inc.
Market Measures:

The Russell 2000® Index, the iShares® Expanded Tech-Software Sector ETF and the iShares® 20+ Year Treasury Bond ETF (each referred to as an “underlier,” and collectively as the “underliers”). The Russell 2000® Index is sometimes referred to herein as the “index” and the iShares® Expanded Tech-Software Sector ETF and the iShares® 20+ Year Treasury Bond ETF are sometimes referred to collectively herein as the “funds” and individually as the “fund”. The index is not a multiple exchange index for purposes of the accompanying product supplement.

Fund Underlying Index:

with respect to the iShares® Expanded Tech-Software Sector ETF or the iShares® 20+ Year Treasury Bond ETF, the index tracked by such underlier (each referred to as a “fund underlying index,” and collectively as the “fund underlying indices”).

Pricing Date:	May 27, 2026.
Original Issue Date:	June 1, 2026.
Original Offering Price:	$1,000 per security.
Face Amount:	$1,000 per security. References in this pricing supplement to a “security” are to a security with a face amount of $1,000.
Principal Amount:

Subject to redemption by the company as provided under “— Automatic Call” below, on the stated maturity date, the company will pay, for each $1,000 of the outstanding face amount, an amount, if any, in cash equal to the maturity payment amount.

Automatic Call:

If the closing value of the lowest performing underlier on any call date is greater than or equal to its call threshold value, the securities will be automatically called, and on the related call settlement date you will be entitled to receive a cash payment per security in U.S. dollars equal to the face amount plus the call premium applicable to the relevant call date. The last call date is the final calculation day, and payment upon an automatic call on the final calculation day, if applicable, will be made on the stated maturity date.

Any positive return on the securities will be limited to the applicable call premium, even if the closing value of the lowest performing underlier on the applicable call date significantly exceeds its starting value. You will not participate in any appreciation of any underlier beyond the applicable call premium.

If the securities are automatically called, they will cease to be outstanding on the related call settlement date and you will have no further rights under the securities after such call settlement date. You will not receive any notice from us if the securities are automatically called.

Call Dates and Call Premiums:
	Call Date	Call Premium	Payment per Security upon an Automatic Call
	June 1, 2027	12.00% of the face amount	$1,120.00
	July 1, 2027	13.00% of the face amount	$1,130.00
	August 2, 2027	14.00% of the face amount	$1,140.00
	September 1, 2027	15.00% of the face amount	$1,150.00
	October 1, 2027	16.00% of the face amount	$1,160.00
	November 1, 2027	17.00% of the face amount	$1,170.00
	December 1, 2027	18.00% of the face amount	$1,180.00
	January 3, 2028	19.00% of the face amount	$1,190.00
	February 1, 2028	20.00% of the face amount	$1,200.00
	March 1, 2028	21.00% of the face amount	$1,210.00

PS-2

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the iShares® Expanded Tech-Software Sector ETF and the iShares® 20+ Year Treasury Bond ETF due November 30, 2029

	April 3, 2028	22.00% of the face amount	$1,220.00
	May 1, 2028	23.00% of the face amount	$1,230.00
	June 1, 2028	24.00% of the face amount	$1,240.00
	July 3, 2028	25.00% of the face amount	$1,250.00
	August 1, 2028	26.00% of the face amount	$1,260.00
	September 1, 2028	27.00% of the face amount	$1,270.00
	October 2, 2028	28.00% of the face amount	$1,280.00
	November 1, 2028	29.00% of the face amount	$1,290.00
	December 1, 2028	30.00% of the face amount	$1,300.00
	January 2, 2029	31.00% of the face amount	$1,310.00
	February 1, 2029	32.00% of the face amount	$1,320.00
	March 1, 2029	33.00% of the face amount	$1,330.00
	April 2, 2029	34.00% of the face amount	$1,340.00
	May 1, 2029	35.00% of the face amount	$1,350.00
	June 1, 2029	36.00% of the face amount	$1,360.00
	July 2, 2029	37.00% of the face amount	$1,370.00
	August 1, 2029	38.00% of the face amount	$1,380.00
	September 4, 2029	39.00% of the face amount	$1,390.00
	October 1, 2029	40.00% of the face amount	$1,400.00
	November 1, 2029	41.00% of the face amount	$1,410.00
	November 27, 2029	42.00% of the face amount	$1,420.00
	We refer to November 27, 2029 as the “final calculation day.” The call dates are subject to postponement. See “—Market Disruption Events and Postponement Provisions” below.
Call Settlement Date:

Three business days after the applicable call date (as each such call date may be postponed pursuant to “—Market Disruption Events and Postponement Provisions” below, if applicable); provided that the call settlement date for the last call date is the stated maturity date.

Stated Maturity Date:	November 30, 2029, subject to postponement. The securities are not subject to repayment at the option of any holder of the securities prior to the stated maturity date.
Maturity Payment Amount:

If the securities are not automatically called, then on the stated maturity date, you will be entitled to receive a cash payment per security in U.S. dollars equal to the maturity payment amount. The “maturity payment amount” per security will equal:

• if the ending value of the lowest performing underlier on the final calculation day is less than its call threshold value but greater than or equal to its downside threshold value: $1,000; or

• if the ending value of the lowest performing underlier on the final calculation day is less than its downside threshold value:

$1,000 × performance factor of the lowest performing underlier on the final calculation day

If the securities are not automatically called and the ending value of the lowest performing underlier on the final calculation day is less than its downside threshold value, you will have 1-to-1 downside exposure to the decrease in the value of the lowest performing underlier on the final calculation day and will lose more than 30%, and possibly all, of the face amount of your securities at maturity.

Lowest Performing Underlier:	For any call date, the “lowest performing underlier” will be the underlier with the lowest performance factor on that day.
Performance Factor:	With respect to an underlier on any call date, its closing value on such day divided by its starting value (expressed as a percentage).

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the iShares® Expanded Tech-Software Sector ETF and the iShares® 20+ Year Treasury Bond ETF due November 30, 2029

Starting Value:

With respect to the Russell 2000® Index: 2,919.942, its closing value on the pricing date.

With respect to the iShares® Expanded Tech-Software Sector ETF: $93.045, its closing value on the pricing date.

With respect to the iShares® 20+ Year Treasury Bond ETF: $85.30, its closing value on the pricing date.

Closing Value:	With respect to the index on any trading day, its closing level on that trading day. With respect to a fund on any trading day, its fund closing price on that trading day.
Closing Level:

With respect to the index, closing level has the meaning set forth under “General Terms of the Securities—Certain Terms for Securities Linked to an Index—Certain Definitions” in the accompanying product supplement.

Fund Closing Price:

With respect to a fund, fund closing price, closing price and adjustment factor have the meanings set forth under “General Terms of the Securities—Certain Terms for Securities Linked to a Fund—Certain Definitions” in the accompanying product supplement.

Ending Value:	The “ending value” of an underlier will be its closing value on the final calculation day.
Call Threshold Value:	With respect to an underlier, 82.00% of its starting value.
Downside Threshold Value:	With respect to an underlier, 70.00% of its starting value.
Downside Threshold Amount:	30.00%.
Market Disruption Events and Postponement Provisions:

Each call date (including the final calculation day) is subject to postponement due to non-trading days and the occurrence of a market disruption event. In addition, the stated maturity date will be postponed if the final calculation day is postponed and will be adjusted for non-business days. For more information regarding adjustments to the call dates and the stated maturity date, see “General Terms of the Securities—Consequences of a Market Disruption Event; Postponement of a Calculation Day—Securities Linked to Multiple Market Measures” and “—Payment Dates” in the accompanying product supplement. For purposes of the accompanying product supplement, each call date (including the final calculation day) is a “calculation day” and each call settlement date (including the stated maturity date) is a “payment date.” In addition, for information regarding the circumstances that may result in a market disruption event, see “General Terms of the Securities—Certain Terms for Securities Linked to an Index—Market Disruption Events” and “General Terms of the Securities—Certain Terms for Securities Linked to a Fund—Market Disruption Events” in the accompanying product supplement.

Business Day:

Each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York City generally are authorized or obligated by law, regulation or executive order to close.

Calculation Agent:	Goldman Sachs & Co. LLC (“GS&Co.”)
Material Tax Consequences:

For a discussion of the material U.S. federal income and certain estate tax consequences of the ownership and disposition of the securities, see “Supplemental Discussion of U.S. Federal Income Tax Considerations.”

Denominations:	$1,000 and any integral multiple of $1,000.
Overdue Principal Rate:	The effective Federal Funds rate
Defeasance:	Not applicable
CUSIP:	40054RAC5

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the iShares® Expanded Tech-Software Sector ETF and the iShares® 20+ Year Treasury Bond ETF due November 30, 2029

Additional Information About the Issuer, the Guarantor and the Securities

You should read this pricing supplement together with WFS product supplement no. 9 dated January 20, 2026, the underlier supplement no. 48 dated March 24, 2026, the prospectus supplement dated February 14, 2025 and the prospectus dated February 14, 2025 for additional information about the securities. Information included in this pricing supplement supersedes information in the product supplement, underlier supplement, prospectus supplement and prospectus to the extent it is different from that information. Certain defined terms used but not defined herein have the meanings set forth in the product supplement, prospectus supplement or prospectus.

When we refer to “we,” “us” or “our” in this pricing supplement, we refer only to GS Finance Corp. and not to any of its subsidiaries or affiliates, references to “The Goldman Sachs Group, Inc.”, our parent company, mean only The Goldman Sachs Group, Inc. and do not include its subsidiaries or affiliates and references to “Goldman Sachs” mean The Goldman Sachs Group, Inc. together with its consolidated subsidiaries and affiliates, including us.

You may access the product supplement, underlier supplement, prospectus supplement and prospectus on the SEC website www.sec.gov as follows (or if such address has changed, by reviewing our filing for the relevant date on the SEC website):

• WFS Product Supplement No. 9 dated January 20, 2026:

https://www.sec.gov/Archives/edgar/data/886982/000119312526016310/wfs_productsupp_9_2025_s.htm

• Underlier Supplement No. 48 dated March 24, 2026:

https://www.sec.gov/Archives/edgar/data/886982/000119312526122516/underlier_supplement_no.htm

• Prospectus Supplement dated February 14, 2025:

https://www.sec.gov/Archives/edgar/data/886982/000119312525027380/d891153d424b2.htm

• Prospectus dated February 14, 2025:

https://www.sec.gov/Archives/edgar/data/886982/000119312525027379/d860775d424b2.htm

Please note that, for purposes of this pricing supplement, references in the accompanying underlier supplement to “trade date” shall be deemed to refer to “pricing date”.

The securities will be issued under the senior debt indenture, dated as of October 10, 2008, as supplemented by the First Supplemental Indenture, dated as of February 20, 2015, each among us, as issuer, The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee. This indenture, as so supplemented and as further supplemented thereafter, is referred to as the “GSFC 2008 indenture” in the accompanying prospectus supplement.

The securities will be issued in book-entry form and represented by master note no. 3, dated March 22, 2021. References herein to “calculation day” or “final calculation day” shall be deemed to refer to “determination date” in such master note no. 3, dated March 22, 2021.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the iShares® Expanded Tech-Software Sector ETF and the iShares® 20+ Year Treasury Bond ETF due November 30, 2029

GS Finance Corp. may use this prospectus in the initial sale of the securities. In addition, Goldman Sachs & Co. LLC or any other affiliate of GS Finance Corp. may use this prospectus in a market-making transaction in a security after its initial sale. Unless GS Finance Corp. or its agent informs the purchaser otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.

Wells Fargo Advisors (“WFA”) is a trade name used by Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC, members SIPC, separate registered broker-dealers and non-bank affiliates of Wells Fargo & Company.

Estimated Value of the Securities

The estimated value of your securities at the time the terms of your securities are set on the pricing date (as determined by reference to pricing models used by Goldman Sachs & Co. LLC (GS&Co.) and taking into account our credit spreads) is equal to approximately $953 per $1,000 face amount, which is less than the original offering price. The value of your securities at any time will reflect many factors and cannot be predicted; however, the price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would initially buy or sell securities (if it makes a market, which it is not obligated to do) and the value that GS&Co. will initially use for account statements and otherwise is equal to approximately the estimated value of your securities at the time of pricing, plus an additional amount (initially equal to $42 per $1,000 face amount).

Prior to September 27, 2026, the price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would buy or sell your securities (if it makes a market, which it is not obligated to do) will equal approximately the sum of (a) the then-current estimated value of your securities (as determined by reference to GS&Co.’s pricing models) plus (b) any remaining additional amount (the additional amount will decline to zero on a straight-line basis from the time of pricing through September 26, 2026). On and after September 27, 2026, the price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would buy or sell your securities (if it makes a market) will equal approximately the then-current estimated value of your securities determined by reference to such pricing models.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the iShares® Expanded Tech-Software Sector ETF and the iShares® 20+ Year Treasury Bond ETF due November 30, 2029

Investor Considerations

The securities are not appropriate for all investors. The securities may be an appropriate investment for investors who:

▪
believe that the closing value of the lowest performing underlier will be greater than or equal to its call threshold value on one of the call dates;
▪
seek the potential for a fixed return if the closing value of the lowest performing underlier is greater than or equal to its call threshold value on any of the call dates in lieu of full participation in any potential appreciation of the lowest performing underlier;
▪
are willing to accept the risk that, if the closing value of the lowest performing underlier is less than its call threshold value on each call date, they will not receive any positive return on their investment in the securities;
▪
are willing to accept the risk that, if the securities are not automatically called and the ending value of the lowest performing underlier on the final calculation day is less than its starting value by more than the downside threshold amount, they will lose more than 30%, and possibly all, of the face amount at maturity;
▪
understand that the term of the securities may be reduced and that they will not receive a higher call premium payable with respect to a later call date if the securities are called on an earlier call date;
▪
understand that the return on the securities will depend solely on the performance of the underlier that is the lowest performing underlier on each call date and that they will not benefit in any way from the performance of the better performing underliers;
▪
understand that the securities are riskier than alternative investments linked to only one of the underliers or linked to a basket composed of each underlier;
▪
understand and are willing to accept the full downside risks of each underlier;
▪
are willing to forgo interest payments on the securities and dividends on the shares of the funds and securities included in the underliers; and
▪
are willing to hold the securities until maturity.

The securities may not be an appropriate investment for investors who:

▪
seek a liquid investment or are unable or unwilling to hold the securities to maturity;
▪
require full payment of the face amount of the securities at stated maturity;
▪
believe that the closing value of the lowest performing underlier will be less than its call threshold value on each call date;
▪
seek a security with a fixed term;
▪
are unwilling to accept the risk that, if the closing value of the lowest performing underlier is less than its call threshold value on each call date, they will not receive any positive return on their investment in the securities;
▪
are unwilling to accept the risk that the ending value of the lowest performing underlier on the final calculation day may decrease from its starting value by more than the downside threshold amount, in which case, they will lose more than 30%, and possibly all, of the face amount at maturity;
▪
are unwilling to purchase securities with an estimated value as of the pricing date that is lower than the original offering price, as set forth on the cover page;
▪
seek current income;
▪
seek exposure to a basket composed of each underlier or a similar investment in which the overall return is based on a blend of the performances of the underliers, rather than solely on the lowest performing underlier;
▪
are unwilling to accept the risk of exposure to the underliers;
▪
seek exposure to the upside performance of any or each underlier beyond the applicable call premiums;
▪
are unwilling to accept the credit risk of GS Finance Corp. and The Goldman Sachs Group, Inc. to obtain exposure to the underliers generally, or to the exposure to the underliers that the securities provide specifically; or
▪
prefer the lower risk of fixed income investments with comparable maturities issued by companies with comparable credit ratings.

The considerations identified above are not exhaustive. Whether or not the securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the iShares® Expanded Tech-Software Sector ETF and the iShares® 20+ Year Treasury Bond ETF due November 30, 2029

considered the appropriateness of an investment in the securities in light of your particular circumstances. You should also review carefully the “Selected Risk Considerations” herein, as well as the risks and considerations described in the accompanying prospectus, in the accompanying prospectus supplement, under “Additional Risk Factors Specific to the Securities” in the accompanying underlier supplement and the “Risk Factors” in the accompanying product supplement for risks related to an investment in the securities. For more information about the underliers, please see the sections titled “The Russell 2000® Index,” “The iShares® Expanded Tech-Software Sector ETF” and “The iShares® 20+ Year Treasury Bond ETF” below.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the iShares® Expanded Tech-Software Sector ETF and the iShares® 20+ Year Treasury Bond ETF due November 30, 2029

Determining Timing and Amount of Payment on the Securities

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the iShares® Expanded Tech-Software Sector ETF and the iShares® 20+ Year Treasury Bond ETF due November 30, 2029

Selected Risk Considerations

An investment in your securities is subject to the risks described below, as well as the risks and considerations described in the accompanying prospectus, in the accompanying prospectus supplement, under “Additional Risk Factors Specific to the Securities” in the accompanying underlier supplement no. 48 and under “Risk Factors” in the accompanying WFS product supplement no. 9. You should carefully review these risks and considerations as well as the terms of the securities described herein and in the accompanying prospectus, the accompanying prospectus supplement, the accompanying underlier supplement no. 48 and the accompanying WFS product supplement no. 9. Your securities are a riskier investment than ordinary debt securities. Also, your securities are not equivalent to investing directly in the underlier securities, i.e., with respect to an underlier to which your securities are linked, the securities comprising such underlier. You should carefully consider whether the offered securities are appropriate given your particular circumstances.

Risks Related to Structure, Valuation and Secondary Market Sales

The Estimated Value of Your Securities At the Time the Terms of Your Securities Are Set On the Pricing Date (as Determined By Reference to Pricing Models Used By GS&Co.) Is Less Than the Original Offering Price Of Your Securities.

The original offering price for your securities exceeds the estimated value of your securities as of the time the terms of your securities are set on the pricing date, as determined by reference to GS&Co.’s pricing models and taking into account our credit spreads. Such estimated value on the pricing date is set forth above under “Estimated Value of Your Securities”; after the pricing date, the estimated value as determined by reference to these models will be affected by changes in market conditions, the creditworthiness of GS Finance Corp., as issuer, the creditworthiness of The Goldman Sachs Group, Inc., as guarantor, and other relevant factors. The price at which GS&Co. would initially buy or sell your securities (if GS&Co. makes a market, which it is not obligated to do), and the value that GS&Co. will initially use for account statements and otherwise, also exceeds the estimated value of your securities as determined by reference to these models. As agreed by GS&Co. and the distribution participants, this excess (i.e., the additional amount described under “Estimated Value of Your Securities”) will decline to zero on a straight line basis over the period from the date hereof through the applicable date set forth above under “Estimated Value of Your Securities”. Thereafter, if GS&Co. buys or sells your securities it will do so at prices that reflect the estimated value determined by reference to such pricing models at that time. The price at which GS&Co. will buy or sell your securities at any time also will reflect its then current bid and ask spread for similar sized trades of structured securities.

In estimating the value of your securities as of the time the terms of your securities are set on the pricing date, as disclosed above under “Estimated Value of Your Securities”, GS&Co.’s pricing models consider certain variables, including principally our credit spreads, interest rates (forecasted, current and historical rates), volatility, price-sensitivity analysis and the time to maturity of the securities. These pricing models are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, the actual value you would receive if you sold your securities in the secondary market, if any, to others may differ, perhaps materially, from the estimated value of your securities determined by reference to our models due to, among other things, any differences in pricing models or assumptions used by others. See “— The Market Value of Your Securities May Be Influenced By Many Unpredictable Factors” below.

The difference between the estimated value of your securities as of the time the terms of your securities are set on the pricing date and the original offering price is a result of certain factors, including principally the underwriting discount and commissions, the expenses incurred in creating, documenting and marketing the securities, and an estimate of the difference between the amounts we pay to GS&Co. and the amounts GS&Co. pays to us in connection with your securities. We pay to GS&Co. amounts based on what we would pay to holders of a non-structured security with a similar maturity. In return for such payment, GS&Co. pays to us the amounts we owe under your securities.

In addition to the factors discussed above, the value and quoted price of your securities at any time will reflect many factors and cannot be predicted. If GS&Co. makes a market in the securities, the price quoted by GS&Co. would reflect any changes in market conditions and other relevant factors, including any deterioration in our creditworthiness or perceived creditworthiness or the creditworthiness or perceived creditworthiness of The Goldman Sachs Group, Inc. These changes may adversely affect the value of your securities, including the price you may receive for your securities in any market making transaction. To the extent that GS&Co. makes a market in the securities, the quoted price will reflect the estimated value determined by reference to GS&Co.’s pricing models at that time, plus or minus its then current bid and ask spread for similar sized trades of structured securities (and subject to the declining excess amount described above).

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the iShares® Expanded Tech-Software Sector ETF and the iShares® 20+ Year Treasury Bond ETF due November 30, 2029

Furthermore, if you sell your securities, you will likely be charged a commission for secondary market transactions, or the price will likely reflect a dealer discount. This commission or discount will further reduce the proceeds you would receive for your securities in a secondary market sale.

There is no assurance that GS&Co., WFS or any other party will be willing to purchase your securities at any price and, in this regard, GS&Co. and WFS are not obligated to make a market in the securities. See “Risk Factors — Your Securities May Not Have an Active Trading Market” in the accompanying product supplement.

The Securities Are Subject to the Credit Risk of the Issuer and the Guarantor.

Although the return on the securities will be based on the performance of each underlier, the payment of any amount due on the securities is subject to the credit risk of GS Finance Corp., as issuer of the securities, and the credit risk of The Goldman Sachs Group, Inc., as guarantor of the securities. The securities are our unsecured obligations. Investors are dependent on our ability to pay all amounts due on the securities, and therefore investors are subject to our credit risk and to changes in the market’s view of our creditworthiness. Similarly, investors are dependent on the ability of The Goldman Sachs Group, Inc., as guarantor of the securities, to pay all amounts due on the securities, and therefore are also subject to its credit risk and to changes in the market’s view of its creditworthiness. See “Description of the Notes We May Offer — Information About Our Medium-Term Notes, Series F Program — How the Notes Rank Against Other Debt” on page S-5 of the accompanying prospectus supplement and “Description of Debt Securities We May Offer — Guarantee by The Goldman Sachs Group, Inc.” on page 65 of the accompanying prospectus.

The Call Premium You Will Receive on a Call Settlement Date (Including the Stated Maturity Date) If Your Securities Are Automatically Called and the Amount You Will Receive on the Stated Maturity Date If Your Securities Are Not Automatically Called is Not Linked to the Closing Value of the Underliers at Any Time Other Than on the Applicable Call Date or the Final Calculation Day, as the Case May Be.

Your securities will not be automatically called, and you will not receive a call premium on a call settlement date (including the stated maturity date), unless the closing value of the lowest performing underlier on the applicable call date is greater than or equal to its call threshold value. Therefore, the closing values of the underliers on dates other than a call date will have no effect on whether your securities are automatically called. In addition, if your securities are not automatically called, the maturity payment amount you will receive on the stated maturity date, if any, will be based on the closing value of the lowest performing underlier on the final calculation day. Therefore, for example, if the closing value of an underlier dropped precipitously on the final calculation day, the maturity payment amount for your securities would be significantly less than it would otherwise have been had the maturity payment amount been linked to the closing values of the underliers prior to such drop. Although the actual closing values of the underliers on the call settlement dates (including the stated maturity date) or at other times during the life of the securities may be higher than the closing values of the underliers on the call dates (including the final calculation day), you will not benefit from the closing values of the underliers at any time other than on the call dates (including the final calculation day).

You May Lose Your Entire Investment in the Securities.

You can lose your entire investment in the securities. Assuming your securities are not automatically called, the maturity payment amount on your securities, if any, on the stated maturity date will be based on the performance of the lowest performing of the underliers as measured from their starting values to their closing values on the final calculation day. If the ending value of the lowest performing underlier on the final calculation day is less than its downside threshold value, you will have full downside exposure to the decrease in the value of the lowest performing underlier from its starting value, and you will lose 1% of the face amount of your securities for every 1% that the ending value of the lowest performing underlier on the final calculation day is less than its starting value. Thus, you may lose your entire investment in the securities.

Also, the market price of your securities prior to a call settlement date or the stated maturity date, as the case may be, may be significantly lower than the purchase price you pay for your securities. Consequently, if you sell your securities before the stated maturity date, you may receive far less than the amount of your investment in the securities.

The Return on Your Securities May Change Significantly Despite Only a Small Change in the Value of the Lowest Performing Underlier.

If your securities are not automatically called and the ending value of the lowest performing underlier on the final calculation day is less than its downside threshold value, you will receive less than the face amount of your securities and you could lose all or a substantial portion of your investment in the securities. This means that while a decrease in the ending value of the lowest performing underlier on the final calculation day to its downside threshold value will not result

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the iShares® Expanded Tech-Software Sector ETF and the iShares® 20+ Year Treasury Bond ETF due November 30, 2029

in a loss of principal on the securities, a decrease in the ending value of the lowest performing underlier on the final calculation day to less than its downside threshold value will result in a loss of a significant portion of the face amount of the securities despite only a small change in the value of the lowest performing underlier.

Because the Securities Are Linked to the Performance of the Lowest Performing Underlier, You Have a Greater Risk of Sustaining a Significant Loss on Your Investment Than If the Securities Were Linked to Just One Underlier.

The risk that you will suffer a significant loss on your investment is greater if you invest in the securities as opposed to substantially similar securities that are linked to the performance of just one underlier. With multiple underliers, it is more likely that at least one underlier will close below its starting value on any call date, or below its downside threshold value on the final calculation day, than if the securities were linked to only one underlier. Therefore, it is more likely that you will suffer a significant loss on your investment.

Movements in the values of the underliers may be correlated or uncorrelated at different times during the term of the securities and, if there is correlation, such correlation may be positive (the underliers move in the same direction) or negative (the underliers move in reverse directions). You should not take the historical correlation (or lack thereof) of the underliers as an indication of the future correlation, if any, of the underliers. Such correlation could have an adverse effect on your return on the securities. For example, if the underliers are negatively correlated on a call date and the value of one underlier increases, it is likely that the other underliers will decrease and such decrease could cause one or more of the underlier to close below its starting value on any call date, or below its downside threshold value on the final calculation day. As discussed below in “A Higher Call Premium, a Lower Closing Value at or Above Which the Securities Will Be Automatically Called and/or a Lower Downside Threshold Value May Reflect Greater Expected Volatility of the Underliers, and Greater Expected Volatility Generally Indicates An Increased Risk of Declines in the Values of the Underliers and, Potentially, a Significant Loss at Maturity”, higher call premium and lower downside threshold value indicate a greater potential for a loss on your investment at maturity, which are risks generally associated with underliers that have lower correlation. In addition, other factors and inputs other than correlation may impact how the terms of the securities are set and the performance of the securities.

A Higher Call Premium, a Lower Closing Value at or Above Which the Securities Will Be Automatically Called and/or a Lower Downside Threshold Value May Reflect Greater Expected Volatility of the Underliers, and Greater Expected Volatility Generally Indicates An Increased Risk of Declines in the Values of the Underliers and, Potentially, a Significant Loss at Maturity.

The economic terms for the securities, including the call premiums, the closing values of the underliers on a call date at or above which the securities will be automatically called and the downside threshold values, are based, in part, on the expected volatility of each underlier at the time the terms of the securities are set. “Volatility” refers to the frequency and magnitude of changes in the values of the underliers.

Higher expected volatility with respect to each underlier as of the pricing date generally indicates a greater expectation as of that date that (i) the closing value of one or more of the underliers on any call date will be less than its starting value, in which case your securities will not be automatically called and you will not receive the applicable call premium, or (ii) the ending value of the lowest performing underlier could ultimately be less than its downside threshold value on the final calculation day, which would result in a loss of a significant portion or all of your investment in the securities. At the time the terms of the securities are set, higher expected volatility will generally be reflected in higher call premiums, lower closing values of the underliers at or above which the securities will be automatically called and/or lower downside threshold values, as compared to otherwise comparable securities issued by the same issuer with the same maturity (taking into account any ability of the issuer to redeem the securities prior to maturity) but with one or more different underliers. However, there is no guarantee that the higher call premiums or lower downside threshold values set for your securities on the pricing date will adequately compensate you, from a risk-potential reward perspective, for the greater risk of your securities not being automatically called or of losing some or a significant portion or all of your investment in the securities.

A relatively higher call premium (as compared to otherwise comparable securities), which would increase the positive return if the closing value of each underlier is greater than or equal to its starting value on any call date, or a relatively lower closing value of the underliers at or above which the securities will be automatically called, may generally indicate an increased risk that your securities will not be automatically called on any call settlement date.

Similarly, a relatively lower downside threshold value (as compared to otherwise comparable securities), which would increase the buffer against the loss of principal, may generally indicate an increased risk that the value of each underlier

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the iShares® Expanded Tech-Software Sector ETF and the iShares® 20+ Year Treasury Bond ETF due November 30, 2029

will decrease substantially. This would result in a significant loss at maturity if the ending value of any underlier is less than its downside threshold value. Further, a relatively lower downside threshold value may not indicate that the securities have a greater likelihood of a return of principal at maturity based on the performance of each underlier.

You should not take the historical volatility of any underlier as an indication of its future volatility. You should be willing to accept the downside market risk of each underlier and the potential to lose a significant portion or all of your investment in the securities.

The Amount You Will Receive on a Call Settlement Date or on the Stated Maturity Date, as the Case May Be, Will Be Capped Due to the Applicable Call Premium.

Regardless of the closing values of the underliers on a call date, the amount in cash you may receive on the related call settlement date is capped. Even if the closing value of the lowest performing underlier on a call date exceeds its call threshold value, causing the securities to be automatically called, you will not benefit from any increase in the closing value of the underliers above their starting values on the call date. If your securities are automatically called on a call date, the maximum payment you will receive for each $1,000 face amount of your securities will depend on the applicable call premium. If your securities are not automatically called, the maturity payment amount you will receive on the stated maturity date, if any, will be no greater than 100% of the face amount of your securities.

The Maturity Payment Amount Will Be Based Solely on the Lowest Performing Underlier.

If the securities are not automatically called, the maturity payment amount will be based on the lowest performing underlier without regard to the performance of the other underlier. As a result, you could lose all or some of your initial investment if the ending value of the lowest performing underlier on the final calculation day is less than its downside threshold value, even if there is an increase in the value of the other underlier. This could be the case even if the other underlier increased by an amount greater than the decrease in the lowest performing underlier.

Your Securities Are Subject to Automatic Redemption.

We will automatically call and redeem all, but not part, of your securities on a call settlement date if, as measured on any call date, the closing value of the lowest performing underlier is greater than or equal to its call threshold value. Therefore, the term for your securities may be reduced. You may not be able to reinvest the proceeds from an investment in the securities at a comparable return for a similar level of risk in the event the securities are automatically called prior to maturity. For the avoidance of doubt, if your securities are automatically called, no discounts, commissions or fees described herein will be rebated or reduced.

Your Securities Do Not Bear Interest.

You will not receive any interest payments on your securities. As a result, even if the amount payable for your securities on a call settlement date or the stated maturity date, as applicable, exceeds the face amount of your securities, the overall return you earn on your securities may be less than you would have earned by investing in a non-indexed debt security of comparable maturity that bears interest at a prevailing market rate.

The Return on Your Securities Will Not Reflect Any Dividends Paid on the Funds or Any Underlier Securities.

The return on your securities will not reflect the return you would realize if you actually owned shares of the funds or underlier securities and received the distributions paid on the shares of the funds. You will not receive any dividends that may be paid on any of the underlier securities by the underlier security issuers or the shares of the funds. See “— You Have No Shareholder Rights or Rights to Receive Any Shares of the Fund or Any Underlier Security” below for additional information.

You Have No Shareholder Rights or Rights to Receive Any Shares of the Funds or Any Underlier Security.

Investing in your securities will not make you a holder of any shares of the funds or any underlier securities. Neither you nor any other holder or owner of your securities will have any rights with respect to the funds or the underlier securities, including any voting rights, any rights to receive dividends or other distributions, any rights to make a claim against the underliers or the underlier securities or any other rights of a holder of any shares of the funds or the underlier securities. Your securities will be paid in cash and you will have no right to receive delivery of any shares of the funds or any underlier securities.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the iShares® Expanded Tech-Software Sector ETF and the iShares® 20+ Year Treasury Bond ETF due November 30, 2029

The Market Value of Your Securities May Be Influenced By Many Unpredictable Factors.

When we refer to the market value of your securities, we mean the value that you could receive for your securities if you chose and were able to sell them in the open market before the stated maturity date. A number of factors, many of which are beyond our control and impact the value of bonds and options generally, will influence the market value of your securities, including:

•
the values of the underliers;
•
the volatility — i.e., the frequency and magnitude of changes — in the values of the underliers;
•
the correlation among the underliers — i.e., the extent to which the values of the underliers tend to fluctuate at the same time, in the same direction and in similar magnitudes;
•
the dividend rates of the underlier securities;
•
economic, financial, regulatory, political, military, public health and other events that affect stock markets generally and the underlier securities, and which may affect the values of the underliers;
•
interest rates and yield rates in the market;
•
the time remaining until your securities mature; and
•
our creditworthiness and the creditworthiness of The Goldman Sachs Group, Inc., whether actual or perceived, including actual or anticipated upgrades or downgrades in our credit ratings or the credit ratings of The Goldman Sachs Group, Inc. or changes in other credit measures.

Without limiting the foregoing, the market value of your securities may be negatively impacted by increasing interest rates. Such adverse impact of increasing interest rates could be significantly enhanced in securities with longer-dated maturities, the market values of which are generally more sensitive to increasing interest rates.

These factors will influence the price you will receive if you sell your securities before maturity, including the price you may receive for your securities in any market-making transaction. If you sell your securities before maturity, you may receive less than the face amount of your securities or less than you would have received had you held your securities to maturity.

You cannot predict the future values of the underliers based on their historical fluctuations. The actual values of the underliers over the life of the securities may bear little or no relation to the historical closing values of the underliers or to the hypothetical examples shown elsewhere in this pricing supplement.

Additional Risks Related to the Russell 2000® Index

There are Small-Capitalization Stock Risks Associated with the Russell 2000® Index.

The Russell 2000® Index is comprised of stocks of companies that may be considered small capitalization companies. These companies often have greater stock price volatility, lower trading volume and less liquidity than large capitalization companies and therefore the underlier may be more volatile than an underlier in which a greater percentage of the constituent stocks are issued by large-capitalization companies.

Additional Risks Related to the Funds

The Policies of the Fund Investment Advisor For Any Fund and of the Sponsor of the Fund Underlying Index Tracked By Any Fund Could Affect the Amount Payable on Your Securities and Their Market Value.

The fund investment advisor of any fund may from time to time be called upon to make certain policy decisions or judgments with respect to such fund, including those concerning the calculation of the net asset value of such fund and additions, deletions or substitutions of securities held by such fund and the manner in which changes affecting the fund underlying index for such fund are reflected in the fund that could affect the market price of the shares of that fund, and therefore, the amount payable on your securities on the stated maturity date. The amount payable on your securities and their market value could also be affected if the fund investment advisor changes its policies, for example, by changing the manner in which it calculates the net asset value of such fund, or if the fund investment advisor discontinues or suspends calculation or publication of the net asset value of such fund, in which case it may become difficult or inappropriate to determine the market value of your securities.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the iShares® Expanded Tech-Software Sector ETF and the iShares® 20+ Year Treasury Bond ETF due November 30, 2029

If events such as these occur, the calculation agent — which initially will be GS&Co., our affiliate — may determine the closing value of the funds — and thus the amount payable on the securities — in a manner it considers appropriate, in its sole discretion.

In addition, the sponsor of the fund underlying index of any fund owns that fund underlying index and is responsible for the design and maintenance of that fund underlying index. The policies of a sponsor of any underlier’s fund underlying index concerning the calculation of a particular fund underlying index, including decisions regarding the addition, deletion or substitution of the equity securities included in the fund underlying index, could affect the level of the fund underlying index and, consequently, could affect the market prices of shares of the related fund and, therefore, the amount payable on your securities and their market value.

There Is No Assurance That an Active Trading Market Will Continue For the Fund or That There Will Be Liquidity in Any Such Trading Market; Further, the Funds Are Subject to Management Risks, Securities Lending Risks and Custody Risks.

Although the shares of the funds and a number of similar products have been listed for trading on securities exchanges for varying periods of time, there is no assurance that an active trading market will continue for the shares of any fund or that there will be liquidity in the trading market.

In addition, each fund is subject to management risk, which is the risk that the fund investment advisor’s investment strategy, the implementation of which is subject to a number of constraints, may not produce the intended results. No fund is actively managed and each fund may be affected by a general decline in market segments relating to its fund underlying index. Each fund investment advisor invests in securities included in, or representative of, its fund underlying index regardless of their investment merits. The fund investment advisor does not attempt to take defensive positions in declining markets. In addition, each fund’s investment advisor may be permitted to engage in securities lending with respect to a portion of an underlier's total assets, which could subject the fund to the risk that the borrower of such loaned securities fails to return the securities in a timely manner or at all.

In addition, each fund is subject to custody risk, which refers to the risks in the process of clearing and settling trades and to the holding of securities by local banks, agents and depositories.

Further, each fund is subject to listing standards adopted by the securities exchange on which the fund is listed for trading. There can be no assurance that the fund will continue to meet the applicable listing requirements, or that the fund will not be delisted.

Each Fund and Its Fund Underlying Index Are Different and the Performance of Each Fund May Not Correlate With the Performance of Its Fund Underlying Index.

Each fund may not hold all or substantially all of the equity securities included in its fund underlying index and may hold securities or assets not included in its fund underlying index. Therefore, while the performance of each fund is generally linked to the performance of its fund underlying index, the performance of each fund is also linked in part to shares of equity securities not included in its fund underlying index and to the performance of other assets, such as futures contracts, options and swaps, as well as cash and cash equivalents, including shares of money market funds affiliated with its fund investment advisor.

Imperfect correlation between a fund’s portfolio securities and those in its fund underlying index, rounding of prices, changes to the fund underlying index and regulatory requirements may cause tracking error, which is the divergence of a fund’s performance from that of its fund underlying index.

In addition, the performance of each fund will reflect additional transaction costs and fees that are not included in the calculation of its fund underlying index and this may increase the tracking error of each fund. Also, corporate actions with respect to the sample of equity securities (such as mergers and spin-offs) may impact the performance differential between each fund and its fund underlying index. Finally, because the shares of each fund are traded on an exchange and are subject to market supply and investor demand, the market value of one share of a fund may differ from the net asset value per share of that fund.

For all of the foregoing reasons, the performance of any fund may not correlate with the performance of its fund underlying index. Consequently, the return on the securities will not be the same as investing directly in each fund’s fund underlying index or in any of the respective stocks comprising such fund underlying index, and will not be the same as investing in a debt security with an amount payable on your securities linked to the performance of each fund underlying index.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the iShares® Expanded Tech-Software Sector ETF and the iShares® 20+ Year Treasury Bond ETF due November 30, 2029

Additional Risks Related to the iShares® Expanded Tech-Software Sector ETF

The iShares® Expanded Tech-Software Sector ETF Is Concentrated in the Technology Sector and Does Not Provide Diversified Exposure.

The underlier securities are not diversified and are concentrated in the software industry, with certain underlier securities also selected from the interactive home entertainment and interactive media and services sub-industries, which means the iShares® Expanded Tech-Software Sector ETF is more likely to be more adversely affected by any negative performance of companies in such industries than an underlier that includes more diversified stocks across a number of sectors.

The technology sector (an industry category that is broader than, and includes, the industries of which the underlier securities are a part) represents a significant portion of the iShares® Expanded Tech-Software Sector ETF and, to the extent that continues, the iShares® Expanded Tech-Software Sector ETF is more likely to be more adversely affected by any negative performance of the technology sector than an underlier that includes more diversified stocks across a number of sectors. Technology companies and companies that rely heavily on technological advances may have limited product lines, markets, financial resources, supply chains and personnel. These companies typically face intense competition, potentially rapid product obsolescence and changes in product cycles and customer preferences. They may face unexpected risks and costs associated with technological developments, such as artificial intelligence and machine learning. Technology companies also depend heavily on intellectual property rights and may be adversely affected by the loss or impairment of those rights. Technology companies may also face increased government scrutiny and may be subject to adverse government or legal action.

An Investment in the Offered Securities Is Subject to Risks Associated with Foreign Securities.

The value of your securities is linked, in part, to an underlier that is comprised, in part, of stocks from one or more foreign securities markets. Investments linked to the value of foreign equity securities involve particular risks. Any foreign securities market may be less liquid, more volatile and affected by global or domestic market developments in a different way than are the U.S. securities market or other foreign securities markets. Both government intervention in a foreign securities market, either directly or indirectly, and cross-shareholdings in foreign companies, may affect trading prices and volumes in that market. Also, there is generally less publicly available information about foreign companies than about those U.S. companies that are subject to the reporting requirements of the U.S. Securities and Exchange Commission. Further, foreign companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies.

The prices of securities in a foreign country are subject to political, economic, financial and social factors that are unique to such foreign country’s geographical region. These factors include: recent changes, or the possibility of future changes, in the applicable foreign government’s economic and fiscal policies; the possible implementation of, or changes in, currency exchange laws or other laws or restrictions applicable to foreign companies or investments in foreign equity securities; fluctuations, or the possibility of fluctuations, in currency exchange rates; and the possibility of outbreaks of hostility, political instability, natural disaster or adverse public health developments. The United Kingdom ceased to be a member of the European Union on January 31, 2020 (an event commonly referred to as “Brexit”). The effects of Brexit are uncertain, and, among other things, Brexit has contributed, and may continue to contribute to volatility in the prices of securities of companies located in Europe (or elsewhere) and currency exchange rates, including the valuation of the euro and British pound in particular. Any one of these factors, or the combination of more than one of these factors, could negatively affect such foreign securities market and the price of securities therein. Further, geographical regions may react to global factors in different ways, which may cause the prices of securities in a foreign securities market to fluctuate in a way that differs from those of securities in the U.S. securities market or other foreign securities markets. Foreign economies may also differ from the U.S. economy in important respects, including growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency, which may have a positive or negative effect on foreign securities prices.

Because foreign exchanges may be open on days when the iShares® Expanded Tech-Software Sector ETF is not traded, the value of one or more securities underlying the iShares® Expanded Tech-Software Sector ETF may change on days when shareholders will not be able to purchase or sell shares of the iShares® Expanded Tech-Software Sector ETF.

Government Regulatory Action, Including Legislative Acts and Executive Orders, Could Result in Material Changes to the Composition of an Underlier with Underlier Securities from One or More Foreign Securities Markets and Could Negatively Affect Your Investment in the Securities.

Government regulatory action, including legislative acts and executive orders, could cause material changes to the composition of an underlier with underlier securities from one or more foreign securities markets and could negatively

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the iShares® Expanded Tech-Software Sector ETF and the iShares® 20+ Year Treasury Bond ETF due November 30, 2029

affect your investment in the securities in a variety of ways, depending on the nature of such government regulatory action and the underlier securities that are affected. For example, recent executive orders issued by the United States Government prohibit United States persons from purchasing or selling publicly traded securities of certain companies that are determined to operate or have operated in the defense and related materiel sector or the surveillance technology sector of the economy of the People’s Republic of China, or publicly traded securities that are derivative of, or that are designed to provide investment exposure to, those securities (including indexed securities). If the prohibitions in those executive orders (or prohibitions under other government regulatory action) become applicable to underlier securities that are currently included in an underlier or that in the future are included in an underlier, such underlier securities may be removed from an underlier. If government regulatory action results in the removal of underlier securities that have (or historically have had) significant weight in an underlier, such removal could have a material and negative effect on the value of such underlier and, therefore, your investment in the securities. Similarly, if underlier securities that are subject to those executive orders or subject to other government regulatory action are not removed from an underlier, the value of the securities could be materially and negatively affected, and transactions in, or holdings of, the securities may become prohibited under United States law. Any failure to remove such underlier securities from an underlier could result in the loss of a significant portion or all of your investment in the securities, including if you attempt to divest the securities at a time when the value of the securities has declined.

Additional Risks Related to the iShares® 20+ Year Treasury Bond ETF

Your Investment Is Subject to Concentration Risks.

The iShares® 20+ Year Treasury Bond ETF invests in U.S. Treasury bonds that are all obligations of the United States with a similar remaining time to maturity. As a result, the iShares® 20+ Year Treasury Bond ETF is concentrated in the performance of bonds issued by a single issuer and having the same general tenor and terms. Although your investment in the securities will not result in the ownership or other direct interest in the U.S. Treasury bonds held by the iShares® 20+ Year Treasury Bond ETF, the return on your investment in the securities will be subject to certain risks similar to those associated with direct investment in a U.S. Treasury bonds. This increases the risk that any downgrade of the credit ratings of the U.S. government from its current ratings, any increase in risk that the U.S. Treasury may default on its obligations by the market (whether for credit or legislative process reasons) or any other market events that create a decrease in demand for U.S. Treasury bonds would significantly adversely affect the iShares® 20+ Year Treasury Bond ETF. In addition, to the extent that any such decrease in demand is more concentrated in the particular U.S. Treasury bond maturities owned by the iShares® 20+ Year Treasury Bond ETF, the iShares® 20+ Year Treasury Bond ETF could be severely affected.

The iShares® 20+ Year Treasury Bond ETF May Change in Unexpected Ways.

The fund underlying index to which the iShares® 20+ Year Treasury Bond ETF is linked tends to have very limited public disclosure about the fund underlying index. The index sponsor of this index retains discretion to make changes to the fund underlying index at any time. The lack of detailed information about the fund underlying index and how its constituents may change in the future creates the risk that the fund underlying index could change in the future to perform much differently from the way it would perform if such changes were not made. If the fund underlying index is changed in unexpected ways, the iShares® 20+ Year Treasury Bond ETF would similarly change to better reflect the fund underlying index. The performance of the iShares® 20+ Year Treasury Bond ETF could be adversely affected in that case, which could adversely affect your investment in the securities.

Your Investment Is Subject to Credit Risk and Interest Rate Risk, and May Significantly Underperform a Direct Investment in the iShares® 20+ Year Treasury Bond ETF.

The performance of the iShares® 20+ Year Treasury Bond ETF that is measured for purposes of the securities will only reflect changes in the market prices of the U.S. treasury bonds held by the iShares® 20+ Year Treasury Bond ETF and will not reflect interest payments on such bonds. As a result, the performance of the iShares® 20+ Year Treasury Bond ETF that is measured for purposes of the securities will be less, and perhaps significantly less, than the return that would be realized by a direct investor in the iShares® 20+ Year Treasury Bond ETF. The market prices of the bonds held by the iShares® 20+ Year Treasury Bond ETF are most significantly affected by prevailing market interest rates and the actual or perceived creditworthiness of the issuer of the bonds. In addition, an increase in interest rates may cause the value of the fixed rate bonds held by the iShares® 20+ Year Treasury Bond ETF to decrease, may lead to heightened volatility in the fixed income markets and may adversely affect the liquidity of certain fixed income bonds. Securities with longer durations tend to be more sensitive to interest rate changes, usually making them more volatile than securities with

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the iShares® Expanded Tech-Software Sector ETF and the iShares® 20+ Year Treasury Bond ETF due November 30, 2029

shorter durations. If any of these events occur, the shares of the iShares® 20+ Year Treasury Bond ETF invested in bonds and the amount payable on your securities could be adversely affected.

Moreover, as the iShares® 20+ Year Treasury Bond ETF invests mainly in U.S. Treasury bonds, the overall return on a direct investment in the iShares® 20+ Year Treasury Bond ETF would be expected to be attributable primarily, if not solely, to the distributions paid on the shares of the iShares® 20+ Year Treasury Bond ETF. As discussed in “The Return on Your Securities Will Not Reflect Any Dividends Paid on the Funds or Any Underlier Securities”, you will not receive such distributions as an investor in the securities, and as a result, you may significantly underperform a direct investment in the iShares® 20+ Year Treasury Bond ETF.

Risks Related to Tax

Certain Considerations for Insurance Companies and Employee Benefit Plans.

Any insurance company or fiduciary of a pension plan or other employee benefit plan that is subject to the prohibited transaction rules of the Employee Retirement Income Security Act of 1974, as amended, which we call “ERISA”, or the Internal Revenue Code of 1986, as amended, including an IRA or a Keogh plan (or a governmental plan to which similar prohibitions apply), and that is considering purchasing the offered securities with the assets of the insurance company or the assets of such a plan, should consult with its counsel regarding whether the purchase or holding of the offered securities could become a “prohibited transaction” under ERISA, the Internal Revenue Code or any substantially similar prohibition in light of the representations a purchaser or holder in any of the above categories is deemed to make by purchasing and holding the offered securities.

The Tax Consequences of an Investment in Your Securities Are Uncertain.

The tax consequences of an investment in your securities are uncertain, both as to the timing and character of any inclusion in income in respect of your securities.

The Internal Revenue Service announced on December 7, 2007 that it is considering issuing guidance regarding the tax treatment of an instrument such as your securities, and any such guidance could adversely affect the value and the tax treatment of your securities. Among other things, the Internal Revenue Service may decide to require the holders to accrue ordinary income on a current basis and recognize ordinary income on payment at maturity, and could subject non-U.S. investors to withholding tax. Furthermore, in 2007, legislation was introduced in Congress that, if enacted, would have required holders that acquired instruments such as your securities after the bill was enacted to accrue interest income over the term of such instruments even though there will be no interest payments over the term of such instruments. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your securities. We describe these developments in more detail under “Supplemental Discussion of U.S. Federal Income Tax Considerations — United States Holders — Possible Change in Law” below. You should consult your tax advisor about this matter. Except to the extent otherwise provided by law, we intend to continue treating the securities for U.S. federal income tax purposes in accordance with the treatment described under “Supplemental Discussion of U.S. Federal Income Tax Considerations” below unless and until such time as Congress, the Treasury Department or the Internal Revenue Service determines that some other treatment is more appropriate. Please also consult your tax advisor concerning the U.S. federal income tax and any other applicable tax consequences to you of owning your securities in your particular circumstances.

Your Securities May Be Subject to the Constructive Ownership Rules

There exists a risk that the constructive ownership rules of Section 1260 of the Internal Revenue Code could apply to all or a portion of your securities. If all or a portion of your securities were subject to the constructive ownership rules, then all or a portion of any long-term capital gain that you realize upon the sale, exchange, or maturity of your securities would be re-characterized as ordinary income (and you would be subject to an interest charge on deferred tax liability with respect to such re-characterized capital gain) to the extent that such capital gain exceeds the amount of “net underlying long-term capital gain” (as defined in Section 1260 of the Internal Revenue Code). Because the application of the constructive ownership rules is unclear you are strongly urged to consult your tax advisor with respect to the possible application of the constructive ownership rules to your investment in the securities.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the iShares® Expanded Tech-Software Sector ETF and the iShares® 20+ Year Treasury Bond ETF due November 30, 2029

Foreign Account Tax Compliance Act (FATCA) Withholding May Apply to Payments on Your Securities, Including as a Result of the Failure of the Bank or Broker Through Which You Hold the Securities to Provide Information to Tax Authorities.

Please see the discussion under “United States Taxation — Taxation of Debt Securities — Foreign Account Tax Compliance Act (FATCA) Withholding” in the accompanying prospectus for a description of the applicability of FATCA to payments made on your securities.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the iShares® Expanded Tech-Software Sector ETF and the iShares® 20+ Year Treasury Bond ETF due November 30, 2029

Hypothetical Examples and Returns

The payout profile, return tables and examples below illustrate hypothetical payments upon an automatic call or at stated maturity for a $1,000 face amount security on a hypothetical offering of securities under various scenarios, with the assumptions set forth in the table below. The terms used for purposes of these hypothetical examples do not represent any actual starting value, call threshold value or downside threshold value. The hypothetical starting value of 100.00 for each underlier has been chosen for illustrative purposes only and does not represent the actual starting value for any underlier. The actual starting value, call threshold value and downside threshold value for each underlier are set forth under “Terms of the Securities” above. For historical data regarding the actual closing values of the underliers, see the historical information set forth herein. The payout profile, return table and examples below assume that an investor purchases the securities for $1,000 per security. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis. The actual amount you receive at stated maturity or upon automatic call and the resulting pre-tax total rate of return will depend on the actual terms of the securities. The performance of the better performing underliers are not relevant to your return on the securities.

Call Premiums:

12.00% for the first call date, 13.00% for the second call date, 14.00% for the third call date, 15.00% for the fourth call date, 16.00% for the fifth call date, 17.00% for the sixth call date, 18.00% for the seventh call date, 19.00% for the eighth call date, 20.00% for the ninth call date, 21.00% for the tenth call date, 22.00% for the eleventh call date, 23.00% for the twelfth call date, 24.00% for the thirteenth call date, 25.00% for the fourteenth call date, 26.00% for the fifteenth call date, 27.00% for the sixteenth call date, 28.00% for the seventeenth call date, 29.00% for the eighteenth call date, 30.00% for the nineteenth call date, 31.00% for the twentieth call date, 32.00% for the twenty-first call date, 33.00% for the twenty-second call date, 34.00% for the twenty-third call date, 35.00% for the twenty-fourth call date, 36.00% for the twenty-fifth call date, 37.00% for the twenty-sixth call date, 38.00% for the twenty-seventh call date, 39.00% for the twenty-eighth call date, 40.00% for the twenty-ninth call date, 41.00% for the thirtieth call date and 42.00% for the thirty-first call date

Hypothetical Starting Value:	For each underlier, 100.00
Hypothetical Call Threshold Value:	For each underlier, 82.00 (82.00% of its hypothetical starting value)
Hypothetical Downside Threshold Value:	For each underlier, 70.00 (70.00% of its hypothetical starting value)
Downside Threshold Amount:	30.00%

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the iShares® Expanded Tech-Software Sector ETF and the iShares® 20+ Year Treasury Bond ETF due November 30, 2029

Hypothetical Payout Profile

Security return at maturity
Lowest performing underlier return
Call Date 1 (Call Premium: 12%)
Call Date 16 (Call Premium: 27%)
Call Date 31 (Call Premium: 42%)
42.00%
0.00%
-18.00%
-30.00%
Security return
Hypothetical return of the lowest performing underlier
100
80
60
40
20
0
-20
-40
-60
-80
-100
-75
-50
-25
25
50
75

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the iShares® Expanded Tech-Software Sector ETF and the iShares® 20+ Year Treasury Bond ETF due November 30, 2029

Hypothetical Returns

If the securities are automatically called:

Hypothetical call date on which securities are automatically called	Hypothetical payment per security on related call settlement date	Hypothetical pre-tax total rate of return(1)
1st call date	$1,120.00	12.00%
2nd call date	$1,130.00	13.00%
3rd call date	$1,140.00	14.00%
4th call date	$1,150.00	15.00%
5th call date	$1,160.00	16.00%
6th call date	$1,170.00	17.00%
7th call date	$1,180.00	18.00%
8th call date	$1,190.00	19.00%
9th call date	$1,200.00	20.00%
10th call date	$1,210.00	21.00%
11th call date	$1,220.00	22.00%
12th call date	$1,230.00	23.00%
13th call date	$1,240.00	24.00%
14th call date	$1,250.00	25.00%
15th call date	$1,260.00	26.00%
16th call date	$1,270.00	27.00%
17th call date	$1,280.00	28.00%
18th call date	$1,290.00	29.00%
19th call date	$1,300.00	30.00%
20th call date	$1,310.00	31.00%
21st call date	$1,320.00	32.00%
22nd call date	$1,330.00	33.00%
23rd call date	$1,340.00	34.00%
24th call date	$1,350.00	35.00%
25th call date	$1,360.00	36.00%
26th call date	$1,370.00	37.00%
27th call date	$1,380.00	38.00%
28th call date	$1,390.00	39.00%
29th call date	$1,400.00	40.00%
30th call date	$1,410.00	41.00%
31st call date	$1,420.00	42.00%

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the iShares® Expanded Tech-Software Sector ETF and the iShares® 20+ Year Treasury Bond ETF due November 30, 2029

If the securities are not automatically called:

Hypothetical ending value of the lowest performing underlier on the final calculation day	Hypothetical performance factor of the lowest performing underlier on the final calculation day (1)	Hypothetical maturity payment amount per security	Hypothetical pre-tax total rate of return(1)
81.00	81.00%	$1,000.00	0.00%
75.00	75.00%	$1,000.00	0.00%
70.00	70.00%	$1,000.00	0.00%
69.99	69.99%	$699.90	-30.01%
60.00	60.00%	$600.00	-40.00%
50.00	50.00%	$500.00	-50.00%
25.00	25.00%	$250.00	-75.00%
20.00	20.00%	$200.00	-80.00%
0.00	0.00%	$0.00	-100.00%

(1) The hypothetical pre-tax total rate of return is the number, expressed as a percentage, that results from comparing the payment per security upon automatic call or at stated maturity to the face amount of $1,000.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the iShares® Expanded Tech-Software Sector ETF and the iShares® 20+ Year Treasury Bond ETF due November 30, 2029

Hypothetical Examples Of Payment Upon An Automatic Call Or At Stated Maturity

Example 1. The closing value of the lowest performing underlier on the first call date is greater than its call threshold value, and the securities are automatically called on the first call date:

	Russell 2000® Index	iShares® Expanded Tech-Software Sector ETF	iShares® 20+ Year Treasury Bond ETF
Hypothetical starting value:	100.00	$100.00	$100.00
Hypothetical closing value on first call date:	140.00	$150.00	$170.00
Hypothetical performance factor on first call date (closing value on first call date divided by starting value):	140.00%	150.00%	170.00%

Step 1: Determine which underlier is the lowest performing underlier on the relevant call date.

In this example, the Russell 2000® Index has the lowest performance factor and is, therefore, the lowest performing underlier on the call date.

Step 2: Determine whether the securities will be automatically called on the first call date.

Because the hypothetical closing value of the lowest performing underlier on the first call date is greater than its hypothetical call threshold value, the securities are automatically called on the first call date and you will receive on the related call settlement date the face amount of your securities plus a call premium of 12.00% of the face amount. Even though the lowest performing underlier appreciated by 40.00% from its starting value to its closing value on the first call date in this example, your return is limited to the call premium of 12.00% that is applicable to such call date.

On the call settlement date, you would receive $1,120.00 per security.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the iShares® Expanded Tech-Software Sector ETF and the iShares® 20+ Year Treasury Bond ETF due November 30, 2029

Example 2. The securities are not automatically called prior to the last call date (the final calculation day). The closing value of the lowest performing underlier on the final calculation day is greater than its call threshold value, and the securities are automatically called on the final calculation day:

	Russell 2000® Index	iShares® Expanded Tech-Software Sector ETF	iShares® 20+ Year Treasury Bond ETF
Hypothetical starting value:	100.00	$100.00	$100.00
Hypothetical closing value on call dates prior to the final calculation day:	Various (all below call threshold value)	Various (all below call threshold value)	Various (all below call threshold value)
Hypothetical closing value on final calculation day (i.e., the ending value):	170.00	$180.00	$175.00
Hypothetical performance factor on final calculation day (closing value on final calculation day divided by starting value):	170.00%	180.00%	175.00%

Step 1: Determine which underlier is the lowest performing underlier on the final calculation day.

In this example, the Russell 2000® Index has the lowest performance factor and is, therefore, the lowest performing underlier on the final calculation day.

Step 2: Determine whether the securities will be automatically called on the final calculation day.

Because the hypothetical closing value of the lowest performing underlier on each call date prior to the last call date (which is the final calculation day) is less than its hypothetical call threshold value, the securities are not called prior to the final calculation day. Because the closing value of the lowest performing underlier on the final calculation day is greater than its call threshold value, the securities are automatically called on the final calculation day and you will receive on the related call settlement date (which is the stated maturity date) the face amount of your securities plus a call premium of 42.00% of the face amount.

On the call settlement date (which is the stated maturity date), you would receive $1,420.00 per security.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the iShares® Expanded Tech-Software Sector ETF and the iShares® 20+ Year Treasury Bond ETF due November 30, 2029

Example 3. The securities are not automatically called. The ending value of the lowest performing underlier on the final calculation day is less than its call threshold value but greater than its downside threshold value and the maturity payment amount is equal to the face amount:

	Russell 2000® Index	iShares® Expanded Tech-Software Sector ETF	iShares® 20+ Year Treasury Bond ETF
Hypothetical starting value:	100.00	$100.00	$100.00
Hypothetical closing value on call dates prior to the final calculation day:	Various (all below call threshold value)	Various (all below call threshold value)	Various (all below call threshold value)
Hypothetical ending value:	110.00	$75.00	$105.00
Hypothetical downside threshold value:	70.00, which is 70.00% of its hypothetical starting value	$70.00, which is 70.00% of its hypothetical starting value	$70.00, which is 70.00% of its hypothetical starting value
Hypothetical performance factor on final calculation day (closing value on final calculation day divided by starting value):	110.00%	75.00%	105.00%

Step 1: Determine which underlier is the lowest performing underlier on the final calculation day.

In this example, the iShares® Expanded Tech-Software Sector ETF Index has the lowest performance factor and is, therefore, the lowest performing underlier on the final calculation day.

Step 2: Determine the maturity payment amount based on the performance factor of the lowest performing underlier on the final calculation day.

Because the hypothetical closing value of the lowest performing underlier on each call date (including the final calculation day) is less than its hypothetical call threshold value, the securities are not automatically called. Because the hypothetical ending value of the lowest performing underlier on the final calculation day is less than its hypothetical call threshold value, but greater than its hypothetical downside threshold value, you would receive the face amount of your securities at maturity.

On the stated maturity date, you would receive $1,000.00 per security.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the iShares® Expanded Tech-Software Sector ETF and the iShares® 20+ Year Treasury Bond ETF due November 30, 2029

Example 4. The securities are not automatically called. The ending value of the lowest performing underlier on the final calculation day is less than its downside threshold value and the maturity payment amount is less than the face amount:

	Russell 2000® Index	iShares® Expanded Tech-Software Sector ETF	iShares® 20+ Year Treasury Bond ETF
Hypothetical starting value:	100.00	$100.00	$100.00
Hypothetical closing value on call dates prior to the final calculation day:	Various (all below call threshold value)	Various (all below call threshold value)	Various (all below call threshold value)
Hypothetical ending value:	40.00	$105.00	$110.00
Hypothetical downside threshold value:	70.00, which is 70.00% of the hypothetical starting value	$70.00, which is 70.00% of the hypothetical starting value	$70.00, which is 70.00% of the hypothetical starting value
Hypothetical performance factor on final calculation day (closing value on final calculation day divided by starting value):	40.00%	105.00%	110.00%

Step 1: Determine which underlier is the lowest performing underlier on the final calculation day.

In this example, the Russell 2000® Index has the lowest performance factor and is, therefore, the lowest performing underlier on the final calculation day.

Step 2: Determine the maturity payment amount based on the performance factor of the lowest performing underlier on the final calculation day.

Because the hypothetical closing value of the lowest performing underlier on each call date (including the final calculation day) is less than its hypothetical call threshold value, the securities are not automatically called. Because the hypothetical ending value of the lowest performing underlier on the final calculation day is less than its hypothetical downside threshold value, you would lose a portion of the face amount of your securities and receive the maturity payment amount equal to:

$1,000 × performance factor of the lowest performing underlier on the final calculation day

$1,000 × 40.00%

= $400.00

On the stated maturity date, you would receive $400.00 per security.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the iShares® Expanded Tech-Software Sector ETF and the iShares® 20+ Year Treasury Bond ETF due November 30, 2029

The Russell 2000® Index

The Russell 2000® Index measures the composite price performance of stocks of 2,000 companies incorporated in the U.S., its territories and certain “benefit-driven incorporation countries.” The Russell 2000® Index is designed to track the performance of the small capitalization segment of the U.S. equity market. For more details about the Russell 2000® Index, the underlier sponsor and license agreement between the underlier sponsor and the issuer, see “The Underliers — Russell 2000® Index” on page S-89 of the accompanying underlier supplement no. 48.

Historical Information

The closing level of the underlier has fluctuated in the past and may, in the future, experience significant fluctuations. In particular, the underlier has recently experienced extreme and unusual volatility. Any historical upward or downward trend in the closing level of the underlier during the period shown below is not an indication that the underlier is more or less likely to increase or decrease at any time during the life of your securities.

You should not take the historical levels of the underlier as an indication of the future performance of the underlier, including because of the recent volatility described above. We cannot give you any assurance that the future performance of the underlier or its underlier securities will result in you receiving an amount greater than the outstanding face amount of your securities on the stated maturity date.

Neither we nor any of our affiliates make any representation to you as to the performance of the underlier. Before investing in the offered securities, you should consult publicly available information to determine the levels of the underlier between the date of this pricing supplement and the date of your purchase of the offered securities and, given the recent volatility described above, you should pay particular attention to recent levels of the underlier. The actual performance of the underlier over the life of the offered securities, as well as the maturity payment amount, may bear little relation to the historical closing levels shown below.

The graph below shows the daily historical closing levels of the underlier from January 1, 2021 through May 27, 2026. As a result, the following graph does not reflect the global financial crisis which began in 2008, which had a materially negative impact on the price of most equity securities and, as a result, the level of most equity indices. We obtained the closing levels of the underlier in the graph below from Bloomberg Financial Services, without independent verification. Although the official closing levels of the Russell 2000® Index are published to six decimal places by the underlier sponsor, Bloomberg Financial Services reports the levels of the Russell 2000® Index to fewer decimal places.

Historical Performance of the Russell 2000® Index

3000
2500
2000
1500
1000
500
0
Closing Level
Jan-2021
Jan-2022
Jan-2023
Jan-2024
Jan-2025
Jan-2026

The Russell 2000® Index is a trademark of FTSE Russell (“Russell”) and has been licensed for use by GS Finance Corp. The securities are not sponsored, endorsed, sold or promoted by Russell, and Russell makes no representation regarding the advisability of investing in the securities.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the iShares® Expanded Tech-Software Sector ETF and the iShares® 20+ Year Treasury Bond ETF due November 30, 2029

The iShares® Expanded Tech-Software Sector ETF

The shares of the iShares® Expanded Tech-Software Sector ETF (the “underlier”) are issued by the iShares® Trust (the “trust”), a registered investment company.

•
The underlier is an exchange-traded fund that seeks investment results which correspond generally to the price and yield performance, before fees and expenses, of the S&P North American Expanded Technology Software IndexTM (the “fund underlying index”). The fund underlying index measures the performance of U.S.-traded stocks from the software industry and select companies from the interactive home entertainment and interactive media and services sub-industries in the U.S. and Canada.
•
The return on your securities is linked to the performance of the underlier, and not to that of the fund underlying index on which the underlier is based. The underlier follows a strategy of “representative sampling,” which means the underlier’s holdings are not the same as those of its fund underlying index. The performance of the underlier may significantly diverge from that of its fund underlying index.
•
The underlier’s investment advisor is BlackRock Fund Advisors.
•
The underlier’s shares trade on the Cboe BZX under the ticker symbol “IGV”.
•
The trust’s SEC CIK Number is 0001100663.
•
The underlier’s inception date was July 10, 2001.

Where Information About the Underlier Can Be Obtained

Information filed by the trust with the U.S. Securities and Exchange Commission (“SEC”) electronically can be reviewed through a website maintained by the SEC. The address of the SEC’s website is sec.gov. Information filed with the SEC by the trust, including its reports to shareholders, can be located by referencing its CIK number referred to above. In addition, information regarding the underlier (including its fees, top portfolio holdings, sector weights and country weights) may be obtained from other sources including, but not limited to, press releases, newspaper articles, other publicly available documents, and the underlier’s website. We are not incorporating by reference the website, the sources listed above or any material they include in this pricing supplement.

We do not make any representation or warranty as to the accuracy or completeness of any materials referred to above, including any filings made by the trust with the SEC.

We Obtained the Information About the Underlier From the Trust’s Publicly Available Information

This pricing supplement relates only to your security and does not relate to the underlier. We have derived all information about the underlier in this pricing supplement from the publicly available information referred to in the preceding subsection. We have not participated in the preparation of any of those documents or made any “due diligence” investigation or inquiry with respect to the underlier in connection with the offering of your security. Furthermore, we do not know whether all events occurring before the date of this pricing supplement — including events that would affect the accuracy or completeness of the publicly available documents referred to above and the trading price of shares of the underlier — have been publicly disclosed. Subsequent disclosure of any events of this kind or the disclosure of or failure to disclose material future events concerning the underlier could affect the value you will receive at maturity and, therefore, the market value of your security.

Neither we nor any of our affiliates make any representation to you as to the performance of the underlier.

We or any of our affiliates may currently or from time to time engage in business with the trust, including making loans to or equity investments in the trust or providing advisory services to the trust, including merger and acquisition advisory services. In the course of that business, we or any of our affiliates may acquire non-public information about the trust and, in addition, one or more of our affiliates may publish research reports about the underlier. As an investor in a security, you should undertake such independent investigation of the trust as in your judgment is appropriate to make an informed decision with respect to an investment in a security.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the iShares® Expanded Tech-Software Sector ETF and the iShares® 20+ Year Treasury Bond ETF due November 30, 2029

Historical Information

The closing price of the underlier has fluctuated in the past and may, in the future, experience significant fluctuations. In particular, the underlier has recently experienced extreme and unusual volatility. Any historical upward or downward trend in the closing price of the underlier during the period shown below is not an indication that the underlier is more or less likely to increase or decrease at any time during the life of your securities.

You should not take the historical prices of the underlier as an indication of the future performance of the underlier, including because of the recent volatility described above. We cannot give you any assurance that the future performance of the underlier or its underlier securities will result in you receiving an amount greater than the outstanding face amount of your securities on the stated maturity date.

Neither we nor any of our affiliates make any representation to you as to the performance of the underlier. Before investing in the offered securities, you should consult publicly available information to determine the prices of the underlier between the date of this pricing supplement and the date of your purchase of the offered securities and, given the recent volatility described above, you should pay particular attention to recent prices of the underlier. The actual performance of the underlier over the life of the offered securities, as well as the maturity payment amount, may bear little relation to the historical closing prices shown below.

The graph below shows the daily historical closing prices of the underlier from January 1, 2021 through May 27, 2026. As a result, the following graph does not reflect the global financial crisis which began in 2008, which had a materially negative impact on the price of most equity securities and, as a result, the price of most equity ETFs. We obtained the closing prices of the underlier in the graph below from Bloomberg Financial Services, without independent verification.

Historical Performance of the iShares® Expanded Tech-Software Sector ETF

125
100
75
50
25
0
Closing Level
Jan-2021
Jan-2022
Jan-2023
Jan-2024
Jan-2025
Jan-2026

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the iShares® Expanded Tech-Software Sector ETF and the iShares® 20+ Year Treasury Bond ETF due November 30, 2029

The iShares® 20+ Year Treasury Bond ETF

The shares of the iShares® 20+ Year Treasury Bond ETF (the “underlier”) are issued by iShares® Trust (the “trust”), a registered investment company.

•
The underlier is an exchange-traded fund that seeks investment results which correspond generally to the price and yield performance, before fees and expenses, of the ICE U.S. Treasury 20+ Year Bond Index (the “fund underlying index”). The fund underlying index measures the performance of public obligations of the U.S. Treasury that have a remaining maturity greater than or equal to twenty years.
•
The return on your securities is linked to the performance of the underlier, and not to that of the fund underlying index on which the underlier is based. The underlier follows a strategy of “representative sampling,” which means the underlier’s holdings are not the same as those of its fund underlying index. The performance of the underlier may significantly diverge from that of its fund underlying index.
•
The underlier’s investment advisor is BlackRock Fund Advisors.
•
The underlier’s shares trade on the Nasdaq under the ticker symbol “TLT”.
•
The trust’s SEC CIK Number is 0001100663.
•
The underlier’s inception date was July 22, 2002.

Where Information About the Underlier Can Be Obtained

Information filed by the trust with the U.S. Securities and Exchange Commission (“SEC”) electronically can be reviewed through a website maintained by the SEC. The address of the SEC’s website is sec.gov. Information filed with the SEC by the trust, including its reports to shareholders, can be located by referencing its CIK number referred to above.

In addition, information regarding the underlier (including its fees and top ten holdings and weights) may be obtained from other sources including, but not limited to, press releases, newspaper articles, other publicly available documents, and the underlier’s website. We are not incorporating by reference the website, the sources listed above or any material they include in this pricing supplement.

We do not make any representation or warranty as to the accuracy or completeness of any materials referred to above, including any filings made by the trust with the SEC.

We Obtained the Information About the Underlier From the Trust’s Publicly Available Information

This pricing supplement relates only to your security and does not relate to the underlier. We have derived all information about the underlier in this pricing supplement from the publicly available information referred to in the preceding subsection. We have not participated in the preparation of any of those documents or made any “due diligence” investigation or inquiry with respect to the underlier in connection with the offering of your security. Furthermore, we do not know whether all events occurring before the date of this pricing supplement — including events that would affect the accuracy or completeness of the publicly available documents referred to above and the trading price of shares of the underlier — have been publicly disclosed. Subsequent disclosure of any events of this kind or the disclosure of or failure to disclose material future events concerning the underlier could affect the value you will receive at maturity and, therefore, the market value of your security.

Neither we nor any of our affiliates make any representation to you as to the performance of the underlier.

We or any of our affiliates may currently or from time to time engage in business with the trust, including making loans to or equity investments in the trust or providing advisory services to the trust, including merger and acquisition advisory services. In the course of that business, we or any of our affiliates may acquire non-public information about the trust and, in addition, one or more of our affiliates may publish research reports about the underlier. As an investor in a security, you should undertake such independent investigation of the trust as in your judgment is appropriate to make an informed decision with respect to an investment in a security.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the iShares® Expanded Tech-Software Sector ETF and the iShares® 20+ Year Treasury Bond ETF due November 30, 2029

Historical Information

The closing price of the underlier has fluctuated in the past and may, in the future, experience significant fluctuations. In particular, the underlier has recently experienced extreme and unusual volatility. Any historical upward or downward trend in the closing price of the underlier during the period shown below is not an indication that the underlier is more or less likely to increase or decrease at any time during the life of your securities.

You should not take the historical prices of the underlier as an indication of the future performance of the underlier, including because of the recent volatility described above. We cannot give you any assurance that the future performance of the underlier or its underlier securities will result in you receiving an amount greater than the outstanding face amount of your securities on the stated maturity date.

Neither we nor any of our affiliates make any representation to you as to the performance of the underlier. Before investing in the offered securities, you should consult publicly available information to determine the prices of the underlier between the date of this pricing supplement and the date of your purchase of the offered securities and, given the recent volatility described above, you should pay particular attention to recent prices of the underlier. The actual performance of the underlier over the life of the offered securities, as well as the maturity payment amount, may bear little relation to the historical closing prices shown below.

The graph below shows the daily historical closing prices of the underlier from January 1, 2021 through May 27, 2026. As a result, the following graph does not reflect the global financial crisis which began in 2008, which had a materially negative impact on the price of most bonds and, as a result, the price of most bond ETFs. We obtained the closing prices of the underlier in the graph below from Bloomberg Financial Services, without independent verification.

Historical Performance of the iShares® 20+ Year Treasury Bond ETF

Closing Level
175
150
125
100
75
50
25
0
Jan-2021
Jan-2022
Jan-2023
Jan-2024
Jan-2025
Jan-2026

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the iShares® Expanded Tech-Software Sector ETF and the iShares® 20+ Year Treasury Bond ETF due November 30, 2029

Supplemental Discussion of U.S. Federal Income Tax Considerations

The following section supplements, and to the extent inconsistent therewith supersedes, the discussion of U.S. federal income taxation in the accompanying prospectus.

The following section is the opinion of Sidley Austin llp, counsel to GS Finance Corp. and The Goldman Sachs Group, Inc. In addition, it is the opinion of Sidley Austin llp that the characterization of the securities for U.S. federal income tax purposes that will be required under the terms of the securities, as discussed below, is a reasonable interpretation of current law.

This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

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a dealer in securities or currencies;
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a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings;
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a bank;
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a life insurance company;
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a tax exempt organization;
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a partnership;
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a regulated investment company;
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an accrual method taxpayer subject to special tax accounting rules as a result of its use of financial statements;
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a person that owns a security as a hedge or that is hedged against interest rate risks;
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a person that owns a security as part of a straddle or conversion transaction for tax purposes; or
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a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

Although this section is based on the U.S. Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect, no statutory, judicial or administrative authority directly addresses how your securities should be treated for U.S. federal income tax purposes, and as a result, the U.S. federal income tax consequences of your investment in your securities are uncertain. Moreover, these laws are subject to change, possibly on a retroactive basis.

You should consult your tax advisor concerning the U.S. federal income tax and any other applicable tax consequences of your investments in the securities, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

United States Holders

This section applies to you only if you are a United States holder that holds your securities as a capital asset for tax purposes. You are a United States holder if you are a beneficial owner of each of your securities and you are:

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a citizen or resident of the United States;
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a domestic corporation;
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an estate whose income is subject to U.S. federal income tax regardless of its source; or
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a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

Tax Treatment. By purchasing the securities you agree— in the absence of a change in law, an administrative determination or a judicial ruling to the contrary — to characterize your securities for all tax purposes as pre-paid derivative contracts in respect of the underliers. Except as otherwise stated below, the discussion herein assumes that the securities will be so treated.

Upon the sale, exchange, redemption or maturity of your securities, you should recognize capital gain or loss equal to the difference, if any, between the amount of cash you receive at such time and your tax basis in your securities. Your tax basis in the securities will generally be equal to the amount that you paid for the securities. If you hold your securities for more than one year, the gain or loss generally will be long-term capital gain or loss. If you hold your securities for one year or

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the iShares® Expanded Tech-Software Sector ETF and the iShares® 20+ Year Treasury Bond ETF due November 30, 2029

less, the gain or loss generally will be short-term capital gain or loss. Short-term capital gains are generally subject to tax at the marginal tax rates applicable to ordinary income.

In addition, the constructive ownership rules of Section 1260 of the Internal Revenue Code could possibly apply to all or a portion of your securities. If all or a portion of your securities were subject to the constructive ownership rules, then all or a portion of any long-term capital gain that you realize upon the sale, exchange, or maturity of your securities would be re-characterized as ordinary income (and you would be subject to an interest charge on deferred tax liability with respect to such re-characterized capital gain) to the extent that such capital gain exceeds the amount of “net underlying long-term capital gain” (as defined in Section 1260 of the Internal Revenue Code). Because the application of the constructive ownership rules is unclear you are strongly urged to consult your tax advisor with respect to the possible application of the constructive ownership rules to your investment in the securities.

No statutory, judicial or administrative authority directly discusses how your securities should be treated for U.S. federal income tax purposes. As a result, the U.S. federal income tax consequences of your investment in the securities are uncertain and alternative characterizations are possible. Accordingly, we urge you to consult your tax advisor in determining the tax consequences of an investment in your securities in your particular circumstances, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

Alternative Treatments. There is no judicial or administrative authority discussing how your securities should be treated for U.S. federal income tax purposes. Therefore, the Internal Revenue Service might assert that a treatment other than that described above is more appropriate. For example, the Internal Revenue Service could treat your securities as a single debt instrument subject to special rules governing contingent payment debt instruments. Under those rules, the amount of interest you are required to take into account for each accrual period would be determined by constructing a projected payment schedule for the securities and applying rules similar to those for accruing original issue discount on a hypothetical noncontingent debt instrument with that projected payment schedule. This method is applied by first determining the comparable yield – i.e., the yield at which we would issue a noncontingent fixed rate debt instrument with terms and conditions similar to your securities – and then determining a payment schedule as of the issue date that would produce the comparable yield. These rules may have the effect of requiring you to include interest in income in respect of your securities prior to your receipt of cash attributable to that income.

If the rules governing contingent payment debt instruments apply, any gain you recognize upon the sale, exchange, redemption or maturity of your securities would be treated as ordinary interest income. Any loss you recognize at that time would be treated as ordinary loss to the extent of interest you included as income in the current or previous taxable years in respect of your securities, and, thereafter, as capital loss.

If the rules governing contingent payment debt instruments apply, special rules would apply to a person who purchases securities at a price other than the adjusted issue price as determined for tax purposes.

It is also possible that your securities could be treated in the manner described above under “Tax Treatment”, except that any gain or loss that you recognize at maturity or upon redemption would be treated as ordinary gain or loss. You should consult your tax advisor as to the tax consequences of such characterization and any possible alternative characterizations of your securities for U.S. federal income tax purposes.

It is possible that the Internal Revenue Service could seek to characterize your securities in a manner that results in tax consequences to you that are different from those described above. You should consult your tax advisor as to the tax consequences of any possible alternative characterizations of your securities for U.S. federal income tax purposes.

Possible Change in Law

On December 7, 2007, the Internal Revenue Service released a notice stating that the Internal Revenue Service and the Treasury Department are actively considering issuing guidance regarding the proper U.S. federal income tax treatment of instruments such as the offered securities, including whether holders should be required to accrue ordinary income on a current basis and whether gain or loss should be ordinary or capital. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the securities will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals and whether the special “constructive ownership rules” of Section 1260 of the Internal Revenue Code might be applied to such instruments. Except to the extent otherwise provided by law, we intend to continue treating the securities for U.S. federal income tax purposes in accordance with the

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the iShares® Expanded Tech-Software Sector ETF and the iShares® 20+ Year Treasury Bond ETF due November 30, 2029

treatment described above under “Tax Treatment” unless and until such time as Congress, the Treasury Department or the Internal Revenue Service determines that some other treatment is more appropriate.

Furthermore, in 2007, legislation was introduced in Congress that, if enacted, would have required holders that acquired instruments such as your securities after the bill was enacted to accrue interest income over the term of such instruments even though there will be no interest payments over the term of such instruments. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your securities.

It is impossible to predict what any such legislation or administrative or regulatory guidance might provide, and whether the effective date of any legislation or guidance will affect securities that were issued before the date that such legislation or guidance is issued. You are urged to consult your tax advisor as to the possibility that any legislative or administrative action may adversely affect the tax treatment of your securities.

Backup Withholding and Information Reporting

You will be subject to generally applicable information reporting and backup withholding requirements as discussed in the accompanying prospectus under “United States Taxation — Taxation of Debt Securities — Backup Withholding and Information Reporting — United States Holders” with respect to payments on your securities and, notwithstanding that we do not intend to treat the securities as debt for tax purposes, we intend to backup withhold on such payments with respect to your securities unless you comply with the requirements necessary to avoid backup withholding on debt instruments (in which case you will not be subject to such backup withholding) as set forth under “United States Taxation — Taxation of Debt Securities — United States Holders” in the accompanying prospectus. Please see the discussion under “United States Taxation — Taxation of Debt Securities — Backup Withholding and Information Reporting—United States Holders” in the accompanying prospectus for a description of the applicability of the backup withholding and information reporting rules to payments made on your securities.

Non-United States Holders

This section applies to you only if you are a non-United States holder. You are a non-United States holder if you are the beneficial owner of securities and are, for U.S. federal income tax purposes:

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a nonresident alien individual;
●
a foreign corporation; or
●
an estate or trust that in either case is not subject to U.S. federal income tax on a net income basis on income or gain from the securities.

You will be subject to generally applicable information reporting and backup withholding requirements as discussed in the accompanying prospectus under “United States Taxation — Taxation of Debt Securities — Backup Withholding and Information Reporting — Non-United States Holders” with respect to payments on your securities and, notwithstanding that we do not intend to treat the securities as debt for tax purposes, we intend to backup withhold on such payments with respect to your securities unless you comply with the requirements necessary to avoid backup withholding on debt instruments (in which case you will not be subject to such backup withholding) as set forth under “United States Taxation — Taxation of Debt Securities — Non-United States Holders” in the accompanying prospectus.

As discussed above, alternative characterizations of the securities for U.S. federal income tax purposes are possible. Should an alternative characterization of the securities, by reason of a change or clarification of the law, by regulation or otherwise, cause payments with respect to the securities to become subject to withholding tax, we will withhold tax at the applicable statutory rate and we or our agents, including WFS, will not make payments of any additional amounts. Prospective non-United States holders of the securities should consult their tax advisor in this regard.

Furthermore, on December 7, 2007, the Internal Revenue Service released Notice 2008-2 soliciting comments from the public on various issues, including whether instruments such as your securities should be subject to withholding. It is therefore possible that rules will be issued in the future, possibly with retroactive effect, that would cause payments on your securities to be subject to withholding, even if you comply with certification requirements as to your foreign status.

In addition, the Treasury Department has issued regulations under which amounts paid or deemed paid on certain financial instruments (“871(m) financial instruments”) that are treated as attributable to U.S.-source dividends could be treated, in whole or in part depending on the circumstances, as a “dividend equivalent” payment that is subject to tax at a rate of 30% (or a lower rate under an applicable treaty), which in the case of any amounts you receive upon the sale,

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the iShares® Expanded Tech-Software Sector ETF and the iShares® 20+ Year Treasury Bond ETF due November 30, 2029

exchange, redemption or maturity of your securities, could be collected via withholding. If these regulations were to apply to the securities, we may be required to withhold such taxes if any U.S.-source dividends are paid on the ETFs or on the stocks included in the Russell 2000® Index during the term of the securities. We could also require you to make certifications (e.g., an applicable Internal Revenue Service Form W-8) prior to the maturity of the securities in order to avoid or minimize withholding obligations, and we could withhold accordingly (subject to your potential right to claim a refund from the Internal Revenue Service) if such certifications were not received or were not satisfactory. If withholding was required, we or our agents, including WFS, would not be required to pay any additional amounts with respect to amounts so withheld. These regulations generally will apply to 871(m) financial instruments (or a combination of financial instruments treated as having been entered into in connection with each other) issued (or significantly modified and treated as retired and reissued) on or after January 1, 2027, but will also apply to certain 871(m) financial instruments (or a combination of financial instruments treated as having been entered into in connection with each other) that have a delta (as defined in the applicable Treasury regulations) of one and are issued (or significantly modified and treated as retired and reissued) on or after January 1, 2017. In addition, these regulations will not apply to financial instruments that reference a “qualified index” (as defined in the regulations). We have determined that, as of the issue date of your securities, your securities will not be subject to withholding under these rules. In certain limited circumstances, however, you should be aware that it is possible for non-United States holders to be liable for tax under these rules with respect to a combination of transactions treated as having been entered into in connection with each other even when no withholding is required. You should consult your tax advisor concerning these regulations, subsequent official guidance and regarding any other possible alternative characterizations of your securities for U.S. federal income tax purposes.

Under current law, while the matter is not entirely clear, individual non-United States holders, and entities whose property is potentially includible in those individuals’ gross estates for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty benefit, a security is likely to be treated as U.S. situs property, subject to U.S. federal estate tax. These individuals and entities should consult their own tax advisors regarding the U.S. federal estate tax consequences of investing in a security.

Foreign Account Tax Compliance Act (FATCA) Withholding

Pursuant to Treasury regulations, Foreign Account Tax Compliance Act (FATCA) withholding (as described in “United States Taxation—Taxation of Debt Securities—Foreign Account Tax Compliance Act (FATCA) Withholding” in the accompanying prospectus) will generally apply to obligations that are issued on or after July 1, 2014; therefore, the securities will generally be subject to the FATCA withholding rules.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the iShares® Expanded Tech-Software Sector ETF and the iShares® 20+ Year Treasury Bond ETF due November 30, 2029

Supplemental Plan of Distribution; Conflicts of Interest

See “Supplemental Plan of Distribution” on page S-41 of the accompanying product supplement and “Plan of Distribution — Conflicts of Interest” on page 127 of the accompanying prospectus; GS Finance Corp. estimates that its share of the total offering expenses, excluding underwriting discounts and commissions, will be approximately $10,000.

GS Finance Corp. will sell to GS&Co., and GS&Co. will purchase from GS Finance Corp., the aggregate face amount of the offered securities specified on the front cover of this pricing supplement. GS&Co. proposes initially to offer the securities to the public at the original offering price set forth on the cover page of this pricing supplement. Wells Fargo Securities, LLC (“WFS”) is the agent for the distribution of the securities. WFS will receive the underwriting discount of 2.575% of the aggregate face amount of the securities sold ($25.75 per $1,000 face amount of securities). The agent may resell the securities to Wells Fargo Advisors (“WFA”) at the original offering price of the securities less a concession of 2.00% of the aggregate face amount of the securities ($20.00 per $1,000 face amount of securities). In addition to the selling concession received by WFA, WFS advises that WFA will also receive out of the underwriting discount a distribution expense fee of 0.075% for each $1,000 face amount of a security WFA sells ($0.75 per $1,000 face amount of securities). In addition, in respect of certain securities sold in this offering, GS&Co. may pay a fee of up to 0.30% of the aggregate face amount of the securities sold (up to $3.00 per $1,000 face amount of securities) to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers. Please note that the information about the original issue date and original offering price set forth on the cover of this pricing supplement relate only to the initial distribution.

GS&Co. is an affiliate of GS Finance Corp. and The Goldman Sachs Group, Inc. and, as such, will have a “conflict of interest” in this offering of securities within the meaning of Financial Industry Regulatory Authority, Inc. (FINRA) Rule 5121. Consequently, this offering of securities will be conducted in compliance with the provisions of FINRA Rule 5121. GS&Co. will not be permitted to sell securities in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder. We have been advised that GS&Co. will also pay a fee to iCapital Markets LLC, a broker-dealer in which an affiliate of GS Finance Corp. holds an indirect minority equity interest, for services it is providing in connection with this offering.

We will deliver the securities against payment therefor in New York, New York on the original issue date set forth on the cover page of this pricing supplement. Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade securities on any date prior to one business day before delivery will be required to specify alternative settlement arrangements to prevent a failed settlement.

For information related to hedging activities, see “Risk Factors — Hedging Activities by Goldman Sachs or Our Distributors May Negatively Impact Investors in the Securities and Cause Our Interests and Those of Our Clients and Counterparties to be Contrary to Those of Investors in the Securities.” on page S-10 of the accompanying product supplement.

We have been advised by GS&Co. and WFS that they intend to make a market in the securities. However, none of GS&Co., WFS nor any of their respective affiliates that makes a market is obligated to do so and any of them may stop doing so at any time without notice. No assurance can be given as to the liquidity or trading market for the securities.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the iShares® Expanded Tech-Software Sector ETF and the iShares® 20+ Year Treasury Bond ETF due November 30, 2029

Validity of the Securities and Guarantee

In the opinion of Sidley Austin LLP, as counsel to GS Finance Corp. and The Goldman Sachs Group, Inc., when the securities offered by this pricing supplement have been executed and issued by GS Finance Corp., such securities have been authenticated by the trustee pursuant to the indenture, and such securities have been delivered against payment as contemplated herein, (a) such securities will be valid and binding obligations of GS Finance Corp., enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (b) the guarantee with respect to such securities will be a valid and binding obligation of The Goldman Sachs Group, Inc., enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date hereof and is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware as in effect on the date hereof. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and the genuineness of signatures and certain factual matters, all as stated in the letter of such counsel dated January 27, 2025, which has been filed as Exhibit 5.6 to the registration statement on Form S-3 filed with the Securities and Exchange Commission by GS Finance Corp. and The Goldman Sachs Group, Inc. on January 27, 2025.